Exhibit 5.1

November 24, 2021

Financial Strategies Acquisition Corp.

2626 Cole Avenue, Suite 300

Dallas, Texas 75204

Re:	Financial Strategies Acquisition Corp. Registration Statement on Form S-1, Registration No. 333-260434

Ladies and Gentlemen:

We have acted as counsel to Financial Strategies Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1, Registration No. 333-260434 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 22, 2021, as thereafter amended or supplemented. The Registration Statement relates to the registration of the proposed offer and sale of (i) up to 10,005,000 units (the “Units”), with each Unit being comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock,” and each such share of Common Stock, a “Share,” and collectively, the “Shares”), one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock, and one right (each, a “Right” and collectively, the “Rights”) to receive one-tenth (1/10) of one share of Common Stock upon the consummation by the Company of an initial business combination (such shares, the “Right Shares”) and (ii) up to 373,750 shares of Common Stock (the “Representative Shares”) and warrants to purchase up to 800,400 shares of Common Stock (the “Representative Warrants”) that the Company has agreed to issue to I-Bankers Securities, Inc. (the “Representative”) or its designees. The Units, the Shares, the Warrants, the Rights, the Right Shares, the Representative Shares and the Representative Warrants are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or copies certified or otherwise identified, of (i) the form of Amended and Restated Certificate of Incorporation and form of Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement (the “Underwriting Agreement”) to be entered into with the Representative, as representative of the underwriters named in Schedule I attached thereto (the “Underwriters”), (v) the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, (vi) the Rights Agreement between the Company and Continental, as rights agent, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, (viii) the form of the Warrants, (ix) the specimen Common Stock certificate of the Company; (x) the specimen Unit certificate of the Company; (xi) the specimen Warrant certificate of the Company; (xii) the specimen Right certificate of the Company and (xiii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

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In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, the authenticity of the originals of such copies, that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and that all factual information on which we have relied was accurate and complete. As to all questions of fact material to this opinion, we have, without independent verification of their accuracy, relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued; (iv) the Amended and Restated Certificate of Incorporation of the Company will have become effective; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) at the time of conversion of the Rights into Right Shares and at the time of exercise of the Representative Warrants a sufficient number of shares of the Company’s Common Stock will be authorized and available for issuance under the organizational documents of the Company as then in effect and (viii) there will not have occurred any change in law or in the organizational documents of the Company adversely affecting the Right Shares or the rights of the holders thereof.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Units have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Units will be valid and legally binding obligations of the Company.

2.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

3.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Warrants have been delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, assuming due authorization, execution and delivery of such Warrants by Continental as warrant agent, the Warrants will be valid and legally binding obligations of the Company.

4.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Rights have been delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, assuming due authorization, execution and delivery of such Rights by Continental as rights agent, the Rights will be valid and legally binding obligations of the Company.

5.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Representative Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Representative Shares will be validly issued, fully paid and non-assessable.

6.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Representative Warrants have been delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, assuming due authorization, execution and delivery of such Representative Warrants by Continental as warrant agent, the Representative Warrants will be valid and legally binding obligations of the Company.

7.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Rights have been delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, assuming due authorization, execution and delivery of the Rights by Continental as rights agent, and the Right Shares have been issued and delivered by the Company upon conversion of the Rights in accordance with the terms thereof and the terms of the Rights Agreement, the Right Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a)        The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) any limitation on enforceability of any indemnification or contribution provision under the federal and state securities laws, (iii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iv) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)        The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law), (ii) obligations of good faith and fair dealing under New York law, and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c)        In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the Delaware General Corporation Law and (ii) the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.”  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP